UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2005

WHITTIER ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-30598 Commission File Number	20-0539412 (I.R.S. Employer Identification No.)

333 CLAY STREET, SUITE 1100 HOUSTON, TEXAS 77002 (Address of Registrant’s Principal Executive Offices)

(713) 850-1880 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and corrects Item 1.01 of the Current Report on Form 8-K filed by Whittier Energy Corporation (the “Company”) on October 24, 2005 with respect to the total number of shares of common stock reserved for issuance under the Company’s Long-Term Incentive Plan.

Item 1.01—Entry into a Material Definitive Agreement.

                On October 18, 2005, the stockholders of Whittier Energy Corporation (the “Company”) approved an amendment to the Company’s Long-Term Incentive Plan (the “Plan”) to increase the number of shares of common stock, par value $0.001 per share, reserved for issuance under the Plan from 520,000 to 1,876,000 shares, which amendment had been earlier adopted by the Company’s Board of Directors. A more complete description of this amendment and the material terms of the Plan are included under the caption “Approval of Amendment to the Whittier Energy Corporation Long Term Incentive Plan to Increase the Number of Shares Reserved For Issuance” in the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders, filed on September 7, 2005, which description is incorporated herein by reference.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: October 27, 2005	By:	/s/ Michael B. Young
Michael B. Young
Vice President, Chief Financial Officer and
Treasurer